EXHIBIT 99.8
                            DEALER MANAGER AGREEMENT

March 3, 2004



Multiple Financial Services, Inc.
111 Pacifica, Suite 250
Irvine, California 92618

Ladies and Gentlemen:

     This Dealer Manager Agreement (this "Agreement") will confirm the understanding among OBSIDIAN ENTERPRISES, INC., a Delaware corporation (the "Company") and MULTIPLE FINANCIAL SERVICES, INC. ("MFS" or the "Dealer Manager"), pursuant to which the Company has retained MFS to act as the dealer manager and solicitation agent, on the terms and subject to the conditions set forth herein, in connection with the proposed exchange offer (the "Exchange Offer") pursuant to which the Company has offered to exchange all of the issued and outstanding shares of common stock, par value $0.0001 per share of Net Perceptions, Inc. (the "Net Perceptions Shares").

     The holders of Net Perceptions Shares are hereinafter referred to as the "Net Perceptions Shareholders."

     Section 1. Engagement. Subject to the terms and conditions set forth herein:

          (a) The Company hereby retains MFS, and subject to the terms and conditions hereof, MFS agrees to act, as the exclusive dealer manager and solicitation agent to the Company in connection with the Exchange Offer until the date on which the Exchange Offer expires or is earlier terminated in accordance with its terms. The Company has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4 and a Schedule TO. The various parts of such registration statement and Schedule TO, including all exhibits thereto and the documents incorporated by reference in the prospectus, as amended, are hereinafter referred to as the "Exchange Offer Documents." The Dealer Manager agrees that it will not furnish written information other than the Exchange Offer Documents to Net Perceptions Shareholders in connection with the Exchange Offer without the prior consent of the Company. The Company authorizes the Dealer Manager, in accordance with its customary practices and consistent with industry practice, to communicate generally regarding the Exchange Offer with Net Perceptions Shareholders and their authorized agents in connection with the Exchange Offer.

          (b) The Company acknowledges that MFS has been retained solely to provide the services set forth in this Agreement. In rendering such services, the Dealer Manager shall act as an independent contractor, and any duties of the Dealer Manager arising out of its engagement hereunder shall be owed solely to the Company. The Company also acknowledges that, except as provided in Section 1(a) hereof, (i) MFS shall not be deemed to act as an agent of the Company or any of its affiliates (except that in any jurisdiction in which the Exchange Offer is required to be made by a registered licensed broker or dealer, it shall be deemed made by the Dealer Manager on behalf of the Company), and neither the Company nor any of its affiliates shall be deemed to act as the agent of MFS and (ii) no securities broker, dealer, bank, trust company or nominee shall be deemed to act as the agent of MFS or as the agent of the Company or any of its affiliates, and MFS shall not be deemed to act as the agent of any securities broker, dealer, bank, trust company or nominee. MFS shall not have any liability in tort, contract or otherwise to the Company or to any of the Company's affiliates for any act or omission on the part of any securities broker, dealer, bank, trust company or nominee or any other person except to the extent that such liability arises out of the gross negligence or the willful misconduct of MFS.

          (c) The Company acknowledges that MFS and its affiliates are engaged in a broad range of securities activities and financial services. In the ordinary course of MFS' businesses, MFS or its affiliates (i) may at any time hold long or short positions, and may trade or otherwise effect transactions, for MFS' own account or the accounts of customers, in debt or equity securities of the Company, its affiliates or any other company that may be involved in the transactions contemplated hereby and (ii) may at any time be providing or arranging financing and other financial services to companies that may be involved in a competing transaction.

          (d) The Dealer Manager agrees, in accordance with its customary practices and consistent with industry practice and in accordance with the Exchange Offer, to perform those services in connection with the Exchange Offer as are customarily performed by dealer managers in connection with similar transactions of a like nature, including, without limitation, using all reasonable efforts to solicit tenders of Net Perceptions Shares pursuant to the Exchange Offer, communicating generally regarding the Exchange Offer with securities brokers, dealers, banks, trust companies and nominees and other Net Perceptions Shareholders, and participating in meetings with, furnishing information to, and assisting the Company in negotiating with Net Perceptions Shareholders.

          (e) The Company has arranged for Innisfree M&A Incorporated to act as information agent (the "Information Agent") and StockTrans, Inc. to act as Exchange Agent ("Exchange Agent") in connection with the Exchange Offer, and as such to advise the Dealer Manager periodically as to such matters relating to the Exchange Offer as the Dealer Manager may reasonably request. In addition, the Company hereby authorizes the Dealer Manager to communicate with the Information Agent and the Exchange Agent with respect to matters relating to the Exchange Offer.

          (f) The Company agrees to advise the Dealer Manager promptly of the occurrence of any event which, in the reasonable judgment of the Company or its counsel, could cause or require the Company to withdraw, rescind or modify the Exchange Offer or if the Company determines to modify, extend or terminate the Exchange Offer. In addition, if any event occurs as a result of which it shall be necessary to amend or supplement any Exchange Offer Document in order to correct any untrue statement of a material fact contained therein or omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall, promptly upon becoming aware of any such event, advise the Dealer Manager of such event and, as promptly as practicable under the circumstances, prepare and furnish copies of such amendments or supplements of any such Exchange Offer Documents to the Dealer Manager, so that the statements in such Exchange Offer Documents, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (g) Except as otherwise required by law or regulation, the Company will not use or publish any material in connection with the Exchange Offer, or refer to the Dealer Manager in any such material, without the prior approval of the Dealer Manager (which shall not be unreasonably withheld). The Company, upon receiving such approval, will promptly furnish the Dealer Manager with as many copies of such approved materials as the Dealer Manager may reasonably request. The Company will promptly inform the Dealer Manager of any litigation or administrative or similar proceeding (of which it becomes aware) which is initiated or threatened with respect to the Exchange Offer. The Dealer Manager agrees that it will not make any statements in connection with the Exchange Offer other than the statements that are set forth in, or derived from, the Exchange Offer Documents without the prior consent of the Company.

          (h) The Company agrees to deposit promptly, in accordance with the terms of the Exchange Offer Documents, the applicable number of shares of the Company's common stock to be exchanged for the Net Perceptions Shares. The Company agrees not to exchange any Net Perceptions Shares before the expiration of the Exchange Offer except pursuant to and in accordance with the Exchange Offer.

     Section 2. Expenses. Whether or not any Net Perceptions Shares are tendered pursuant to the Exchange Offer, the Company shall pay all reasonable expenses incurred in connection with the preparation, printing, mailing and publishing of the Exchange Offer Documents, and all amounts payable to securities dealers (including the Dealer Manager), brokers, banks, trust companies and nominees as reimbursements of their customary mailing and handling expenses incurred in forwarding the Exchange Offer Documents to their customers, and of any forwarding agent, and all other expenses of the Company in connection with the Exchange Offer and shall reimburse the Dealer Manager for all reasonable out-of-pocket expenses incurred by the Dealer Manager in connection with its services as Dealer Manager under this Agreement, including the reasonable fees and disbursements of counsel to the Dealer Manager.

     Section 3. Fees. The Company agrees to pay the Dealer Manager, in immediately available funds, on the date of consummation of the Exchange Offer, a fee equal to one and one quarter percent (1.25%) of the fair market value of the Net Perceptions Shares acquired through the Exchange Offer. For this purpose the fair market value of the Net Perceptions Shares shall be deemed to be the average closing sale price of shares of Net Perceptions common stock for the 10 trading days immediately prior to the Effective Time or, if no sale takes place on those days, the average of the closing highest asked and lowest bid prices for those days, in each case as reported by the Nasdaq National Market. The Dealer Manager shall be entitled to such compensation only upon consummation of the Exchange Offer and shall not be entitled to any compensation if the Company acquires Net Perceptions Shares in any other manner.

     Section 4. Representations and Warranties by the Company. The Company represents and warrants to the Dealer Manager, as of the date hereof, as of each date that any Exchange Offer Documents are published, sent, given or otherwise distributed, throughout the continuance of the Exchange Offer, and as of the closing date of the Exchange Offer on which the Net Perceptions Shares are exchanged by the Company pursuant to the Exchange Offer (the "Closing Date") that:

          (a) The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the jurisdiction of its incorporation; and the Company's subsidiaries have been duly incorporated or otherwise formed and are validly existing as a corporation, partnership, limited liability company or other legal entity and in good standing under laws of their respective jurisdictions of incorporation or formation.

          (b) The Company has all necessary corporate power and authority to execute and deliver this Agreement, and to perform all its obligations hereunder and to make and consummate the Exchange Offer in accordance with its terms.

          (c) The Company has taken all necessary corporate action to authorize the making and consummation of the Exchange Offer and the execution, delivery and performance by the Company of this Agreement; and this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (d) Each of the Exchange Offer Documents complies and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"); and the documents incorporated or deemed to be incorporated by reference into each of the Exchange Offer Documents (collectively, the "Incorporated Documents") complied, as of the date of filing with the Securities and Exchange Commission (the "SEC"), in all material respects with all applicable requirements of the Securities Act and the Exchange Act; and each of the Exchange Offer Documents
     (including the Incorporated Documents) do not and (as amended or supplemented, if amended or supplemented) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) The financial statements, together with the related schedules and notes, contained in the Exchange Offer Documents and the Incorporated Documents present fairly, in accordance with generally accepted accounting principles ("GAAP"), the consolidated financial position, results of operations, stockholder's equity and cash flows of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they relate; and such statements and related schedules and notes have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as disclosed therein.

          (f) Except as disclosed in the Exchange Offer Documents, the Company and its subsidiaries are not in breach or violation of or in default under,
     (i) any of the provisions of the charter or bylaws (or similar organizational documents) of the Company or any of its subsidiaries, (ii) any note, indenture, loan agreement, mortgage or other agreement, instrument or undertaking to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their properties or assets is subject other than breaches, violations or defaults that would not have a material adverse effect on the condition, financial or otherwise, earnings, business, operations or prospects of the Company and its subsidiaries taken as a whole, or (iii) any law, rule or regulation, or any order of any court or of any other governmental agency or instrumentality having jurisdiction over the Company or any of its subsidiaries or affiliates or any of its or their respective properties or assets, other than violations or defaults that would not have a material adverse effect on the condition, financial or otherwise, earnings, business, operations or prospects of the Company and its subsidiaries taken as a whole.

          (g) The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby do not and will not conflict with, or result (or with the passage of time would result) in a breach or violation of, or constitute a default under, (i) any of the provisions of the charter or bylaws (or similar organizational documents) of the Company or any of its subsidiaries, (ii) any note, indenture, loan agreement, mortgage or other agreement, instrument or undertaking to which the Company or any of its subsidiaries or affiliates is a party or by which any of them is bound or to which any of their properties or assets is subject, or (iii) any law, rule or regulation, or any order of any court or of any other governmental agency or instrumentality having jurisdiction over the Company or any of its subsidiaries or affiliates or any of its or their respective properties or assets.

          (h) No consent, approval, authorization or order of, or registration, qualification or filing with, any court or regulatory authority or other governmental agency or instrumentality is or will be required by the Company in connection with the making or consummation of the Exchange Offer or the execution, delivery or performance by the Company of this Agreement and the transactions contemplated hereby, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, the Exchange Act or applicable state securities or "blue sky" laws or regulations.

          (i) In connection with the Exchange Offer, the Company has complied, and will continue to comply, in all material respects with the Securities Act, the Exchange Act, the applicable regulations of the NASD Inc. or any stock exchange and applicable state securities or "blue sky" laws or regulations.

The representations and warranties set forth in this Section 4 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Indemnified Person (as defined in Annex A attached hereto) or (ii) any termination, expiration or cancellation of this Agreement.

     Section 5. Conditions and Obligations. The obligation of the Dealer Manager to act as a Dealer Manager hereunder shall at all times be subject, in its discretion, to the conditions that:

          (a) All representations and warranties of the Company contained herein or in any certificate or writing delivered hereunder at all times during the Exchange Offer shall be true and correct.

          (b) The Company at all times during the Exchange Offer shall have performed, in all material respects, all of its obligations hereunder required as of such time to have been performed by it.

          (c) Counsel for the Company shall have delivered to the Dealer Manager an opinion, on the Closing Date, covering the following matters:

               (i) The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as described in the Exchange Offer Documents. The Company has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and to consummate the Exchange Offer in accordance with their respective terms.

               (ii) The Company has duly taken all necessary corporate action to authorize the making and consummation of the Exchange Offer (including the exchange of Net Perceptions Shares pursuant thereto) and the execution, delivery and performance by the Company of this Agreement.

               (iii) This Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery of this Agreement by the Dealer Manager, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

               (iv) The making and consummation of the Exchange Offer and the execution, delivery and performance by the Company of this Agreement
          (A) do not and will not conflict with, or result in a breach or violation of, or constitute a default under, any of the provisions of
          (I) the charter or bylaws (or similar organizational documents) of the Company and its subsidiaries, or (II) to the best of such counsel's knowledge, any other material agreement, instrument or undertaking of the Company, and (B) to the best of such counsel's knowledge (based on its review of those laws and regulations which in its experience are normally applicable to transactions of the type contemplated by the Exchange Offer ) do not and will not result in a violation of any Delaware corporate or United States federal law or regulation (the "Laws") that is applicable to the Company or any of its subsidiaries or to the transactions contemplated hereby, or result in a violation of any order known to such counsel of any court or of any other governmental agency or instrumentality having jurisdiction over the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries.

               (v) To the best of such counsel's knowledge, no consent, approval, authorization, order of, or registration, qualification or filing with, any court or regulatory authority or governmental agency or instrumentality is or will be required of the Company under the Laws in connection with the making and consummation of the Exchange Offer or the execution and delivery of this Agreement or performance by the Company of the transactions contemplated by this Agreement.

               (vi) The consummation of the Exchange Offer, in the manner described in the Exchange Offer Documents, will not require registration under the Securities Act and will comply in all material respects with the Exchange Act.

In  giving  the  opinions  required  by  this  Section  5,  such  counsel  shall additionally state that such counsel has participated in conferences and discussions with the Company, the Company's accountants and other advisors, the Dealer Manager, the Dealer Manager's counsel (as applicable) and others in the course of the preparation by the Company of the Exchange Offer Documents, at which conferences the contents of the Exchange Offer Documents and the related other documents were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the information included in the Exchange Offer Documents, including the Incorporated Documents, and the other related documents, no facts have come to such counsel's attention which lead such counsel to believe that the Exchange Offer Documents as of their respective date and the Closing Date, and the Incorporated Documents as of their respective filing date and the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel shall express no view with respect to the financial statements and the notes and schedules thereto contained or incorporated by reference in the Exchange Offer Documents or the Incorporated Documents).

          (d) No stop order, restraining order or injunction has been issued by the SEC or any court, and no litigation shall have been commenced or threatened before the SEC or any court, with respect to (i) the making or the consummation of the Exchange Offer, (ii) the execution, delivery or performance by the Company of this Agreement or (iii) any of the transactions in connection with, or contemplated by, the Exchange Offer
     Documents which the Dealer Manager or its legal counsel in good faith believes makes it inadvisable for the Dealer Manager to continue to render services pursuant hereto and it shall not have otherwise become unlawful under any law or regulation, federal, state or local, for the Dealer Manager so to act, or continue so to act, as the case may be.

          (e) At the Closing Date, there shall have been delivered to the Dealer Manager, on behalf of the Company, a certificate of the Chairman and Chief Executive Officer or President and the Chief Financial Officer of the Company, dated the Closing Date, and stating that the representations and warranties set forth in Section 4 hereof are true and accurate as if made on such Closing Date.

          (f) The Company shall have advised the Dealer Manager promptly of (i) the occurrence of any event which could cause the Company to withdraw, rescind or terminate the Exchange Offer or would permit the Company to exercise any right not to accept for exchange any Net Perceptions Shares tendered under the Exchange Offer, (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes would make it necessary or advisable to make any change in the Exchange Offer Documents being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iii) any proposal by the Company or requirement to make, amend or supplement any Exchange Offer Document or any filing in connection with the Exchange Offer pursuant to the Exchange Act or any applicable law, rule or regulation, (iv) its awareness of the issuance by any regulatory authority of any comment or order or the taking of any other action concerning the Exchange Offer (and, if in writing, will have furnished the Dealer Manager with a copy thereof), (v) its awareness of any material developments in connection with the Exchange Offer or the financing thereof, including, without limitation, the commencement of any lawsuit relating to the Exchange Offer and (vi) any other information relating to the Exchange Offer, the Exchange Offer Documents or this Agreement which the Dealer Manager may from time to time reasonably request.

     Section 6. Indemnification. In consideration of the engagement hereunder, the Company shall indemnify and hold the Dealer Manager harmless to the extent set forth in Annex A hereto, which provisions are incorporated by reference herein and constitute a part hereof. Annex A hereto is an integral part of this Agreement and shall survive any termination, expiration or cancellation of this Agreement.

     Section 7. Confidentiality. The Dealer Manager shall use all information provided to it by or on behalf of the Company hereunder solely for the purpose of providing the services which are the subject of this Agreement and the transactions contemplated hereby and shall treat confidentially all such information, provided that nothing herein shall prevent the Dealer Manager from disclosing any such information (i) pursuant to a requirement of law or regulation or the order or request of any court or administrative, regulatory or similar proceeding, (ii) upon the request of any regulatory authority having jurisdiction over the Dealer Manager or any of its affiliates, (iii) to the extent that such information becomes publicly available other than by reason of disclosure by the Dealer Manager in violation of this Section 7, (iv) to their respective employees, legal counsel, independent auditors and other experts or agents ("Representatives") who need to know such information in connection with the transaction contemplated hereby and are informed of the confidential nature of such information and (v) to any of its affiliates as set forth in Section 12(c) hereof. The Dealer Manager shall be responsible for compliance by its Representatives with this Section 7. With respect to clause (i) or (ii) above, prior to making any such disclosure, the Dealer Manager shall promptly notify the Company of such order or request, except as prohibited by law, regulation or legal, governmental or regulatory process, and use commercially reasonable efforts to cooperate with the Company, at the Company's expense, in seeking a protective order or taking such action as the Company may reasonably request consistent with applicable law, regulation or legal, governmental or regulatory process.

     Section 8. Survival.  The agreements  contained in Section 2, Section 6 and
Section 7 hereof and Annex A hereto and the representations and warranties of the Company set forth in Section 4 hereof shall survive any termination, expiration or cancellation of this Agreement, any completion of the engagement provided by this Agreement or any investigation made on behalf of the Company, the Dealer Manager or any Indemnified Person and shall survive the termination of the Exchange Offer.

     Section 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be performed wholly within the State of Delaware. The parties hereto consent to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware in any action or proceeding related to this Agreement (except that a judgment obtained in such courts may be enforced in any jurisdiction).

     Section 10. Notices. Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given, such notice shall be in writing addressed as follows and effective when received:

        If to the Company:

             Obsidian Enterprises, Inc.
             111 Monument Circle, Suite 4800
             Indianapolis, Indiana 46204
             Attention: Timothy S. Durham, Chairman and Chief Executive Officer

        with a copy to:

             Barnes & Thornburg
             11 South Meridian Street
             Indianapolis, Indiana 46204
             Attention: Stephen J. Dutton

        If to the Dealer Manager:

             Multiple Financial Services, Inc.
             111 Pacifica, Suite 250
             Irvine, California 92618

     Section 11. Advertisements. The Company agrees that the Dealer Manager shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, subject to the Company's prior approval, which approval shall not be unreasonably withheld or delayed.

     Section 12. Miscellaneous.

          (a) This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement.

          (b) This Agreement is solely for the benefit of the Company and the Dealer Manager, and no other person (except for Indemnified Persons, to the extent set forth in Annex A hereto) shall acquire or have any rights under or by virtue of this Agreement.

          (c) The Dealer Manager may (subject to Section 7 hereof) share any information or matters relating to the Company, the Exchange Offer and the transactions contemplated hereby with their respective affiliates and such affiliates may likewise share information relating to the Company with the Dealer Manager. The Dealer Manager shall be responsible for compliance by its affiliates with Section 7 hereof.

          (d) If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Dealer Manager shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

          (e) This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which, taken together, will constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to the Dealer Manager the enclosed duplicate originals hereof, whereupon this letter shall become a binding agreement between us.


Very truly yours,

OBSIDIAN ENTERPRISES, INC.



By: /s/ Timothy S. Durham
   ------------------------------------
    Timothy S. Durham
    Chairman and Chief Executive Officer



     ACCEPTED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:

     MULTIPLE FINANCIAL SERVICES, INC.



By:  /s/ Michael H. Flammer
   -------------------------------------
     Michael H. Flammer
     Chief Compliance Officer

                                     ANNEX A



     (a) The Company agrees that it will indemnify and hold harmless the Dealer Manager, each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, and each affiliate of the Dealer Manager within the meaning of Rule 405 of the Securities Act (the Dealer Manager and each such person being an "Indemnified Person"), against any and all loss, expense, claim, damage or liability to which, jointly or severally, such Indemnified Person is or may become subject, under the Securities Act, the Exchange Act, or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Exchange Offer Documents, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Exchange Offer or to accept for exchange any Net Perceptions Shares pursuant to the Exchange Offer or (iii) any breach by the Company of any representation or warranty or failure to comply with any of the covenants or agreements contained herein or (iv) the Dealer Manager's engagement under this Agreement, the Exchange Offer and the Dealer Manager's role in connection therewith, except, as to any Indemnified Person, to the extent such losses, expenses, claims, damages or liabilities referred to in clause (iv) result from such Indemnified Person's bad faith or gross negligence; and, except as hereinafter provided, the Company agrees to reimburse each Indemnified Person as aforesaid for any reasonable legal or other expenses as incurred by such Indemnified Person or such controlling person in connection with investigating or defending any such loss, expense, claim, damage or liability.

     (b) Upon receipt of notice of the commencement of any action against an Indemnified Person, the Indemnified Person shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under this Agreement, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the Indemnified Person otherwise than under this Agreement. In the case of any such notice to an indemnifying party, it shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by the indemnifying party and satisfactory to the Indemnified Person and to any other indemnifying party which is a defendant in the suit, and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying party and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the Indemnified Person has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any Indemnified Person in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent except as provided in Section (d) hereof. Each Indemnified Person agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the Exchange Offer.

     (c) If any Indemnified Person shall have given notice to the Company of a claim in respect thereof pursuant to Section (b) hereunder, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Annex or if such claim is unavailable under controlling precedent, such Indemnified Person shall be entitled to contribution from the Company to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which such Indemnified Person is entitled, there shall be considered the relative benefits received by such Indemnified Person and the Company from the Exchange Offer, such Indemnified Person's and the Company's knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The relative benefits received by the Company and the Dealer Manager shall be deemed to be in the same proportion as (i) the maximum aggregate value of the consideration proposed to be paid by the Company for the exchange of Net Perceptions Shares pursuant to the Exchange Offer bears to (ii) the maximum aggregate fee proposed to be paid to the Dealer Manager pursuant to this Agreement. The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

     (d) No indemnifying party shall, without the prior written consent of the Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Annex (whether or not the Indemnified Persons are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Person and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any Indemnified Person.